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                                                                         EX-23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 20, 1999, except as to Note 13 which is as of October 12, 1999, relating to the financial statements and financial statement schedule of Virata Corporation, which appear in Virata Corporation's Registration Statement on Form S-1 (No. 333-86591).



                              /s/ PricewaterhouseCoopers LLP
                              ------------------------------
                              PricewaterhouseCoopers LLP

San Jose, California
April 12, 2000